EXHIBIT 16.1




THURMAN SHAW & CO., L.C.
Certified Public Accountants
                                                       James K. Thurman
                                                       Jeffrey L. Shaw
                                                       Justin R. Shaw

January 18, 2001



U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       LASV ENTERPRISES, INC.

Ladies and Gentlemen:

We have read Item 4 of LASV Enterprises, Inc.'s Form 8-K dated January 18, 2001 (Date of earliest event reported: December 11, 2000), and are in agreement with the statements contained in paragraphs 1 and 2 therein.

Very truly yours,

/s/ Jeffrey L. Shaw, CPA
------------------------
Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.